EXHIBIT 99.3

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Index to Unaudited Pro Forma Combined Financial Statements

Page
Unaudited Pro Forma Combined Balance Sheet	1
Unaudited Pro Forma Combined Statements of Operations for the Six Months ended June 30, 2021	2
Unaudited Pro Forma Combined Statements of Operations for the Year ended December 31, 2020	3
Notes to Unaudited Pro Forma Combined Financial Statements	4
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ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheet
June 30, 2021
(In thousands)

	Enviva Partners, LP	Enviva JV2 Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$42,901	$13,879	$216,630	(a)
			(259,531)	(b)	$13,879
Accounts receivable	74,398	—	—		74,398
Inventories	47,662	—	—		47,662
Prepaid expenses and other current assets	13,501	40	—		13,541
Total current assets	178,462	13,919	(42,901)		149,480
Property, plant and equipment, net	1,114,521	224,421	—		1,338,942
Operating lease right-of-use assets	49,539	9,865	—		59,404
Goodwill	99,660	—	—		99,660
Other long-term assets	10,526	—	—		10,526
Total assets	$1,452,708	$248,205	$(42,901)		$1,658,012
Liabilities and Partners' and Member's Capital
Current liabilities:
Accounts payable	$28,041	$8,340	$—		$36,381
Related-party payables, net	4,581	834	—		5,415
Accrued and other current liabilities	99,342	22,443	—		121,785
Interest payable	23,966	—	—		23,966
Current portion of long-term debt and finance lease obligations	12,056	—	—		12,056
Total current liabilities	167,986	31,617	—		199,603
Long-term debt and finance lease obligations	789,451	—	216,630	(a)	1,006,081
Long-term operating lease liabilities	48,368	10,882	—		59,250
Deferred tax liabilities, net	13,224	—	—		13,224
Other long-term liabilities	13,154	13,927	—		27,081
Total liabilities	1,032,183	56,426	216,630		1,305,239
Commitments and contingencies

Partners’ and member's capital:
Limited partners' interest	603,131	—	—		603,131
General partner (1)	(134,877)	—	(259,531)	(b)
			191,779	(b)	(202,629)
Accumulated other comprehensive income	(8)	—	—		(8)
Total Enviva Partners, LP partners' capital	468,246	—	(67,752)		400,494
Noncontrolling member's interest	(47,721)	—	—		(47,721)
Total partners' capital	420,525	—	(67,752)		352,773
Member's capital	—	191,779	(191,779)	(b)	—
Total partners’ and member's capital	420,525	191,779	(259,531)		352,773
Total liabilities and partners’ and member's capital	$1,452,708	$248,205	$(42,901)		$1,658,012
(1) Includes incentive distribution rights

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations
For the Six Months ended June 30, 2021
(In thousands, except per unit amounts)

	Enviva Partners, LP	Enviva JV2 Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$495,772	$—	$—		$495,772
Other revenue	30,314	—	—		30,314
Net revenue	526,086	—	—		526,086
Cost of goods sold	430,794	—	—		430,794
Loss on disposal of assets	3,348	—	—		3,348
Depreciation and amortization	42,321	—	—		42,321
Total cost of goods sold	476,463	—	—		476,463
Gross margin	49,623	—	—		49,623
General and administrative expenses	5,087	1,388	—		6,475
Related-party management services agreement fee	18,016	4,665	—		22,681
Total general and administrative expenses	23,103	6,053	—		29,156
Income (loss) from operations	26,520	(6,053)	—		20,467
Other income (expense):
Interest expense	(25,279)	—	(2,004)	(c)	(27,283)
Other (expense) income, net	(54)	602	—		548
Total other expense, net	(25,333)	602	(2,004)		(26,735)
Net income (loss) before income tax expense	1,187	(5,451)	(2,004)		(6,268)
Income tax expense	7	—	—		7
Net income (loss)	$1,180	$(5,451)	$(2,004)		$(6,275)

Net income (loss) per limited partner common unit:
Basic and diluted	$(0.49)		$(0.11)	(d)	$(0.60)
Weighted-average number of limited partner common units outstanding:
Basic and diluted	40,587		4,326	(d)	44,913

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2020
(In thousands, except per unit amounts)

	Enviva Partners, LP	Enviva JV2 Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$830,528	$—	$—		$830,528
Other revenue	44,551	—	—		44,551
Net revenue	875,079	—	—		875,079
Cost of goods sold	684,863	—	—		684,863
Loss on disposal of assets	6,978	—	—		6,978
Depreciation and amortization	76,115	—	—		76,115
Total cost of goods sold	767,956	—	—		767,956
Gross margin	107,123	—	—		107,123
General and administrative expenses	12,800	1,082	—		13,882
Related-party management services agreement fee	32,545	6,048	—		38,593
Total general and administrative expenses	45,345	7,130	—		52,475
Income (loss) from operations	61,778	(7,130)	—		54,648
Other (expense) income:
Interest expense	(44,902)	—	(4,008)	(c)	(48,910)
Other income (expense), net	273	(430)	—		(157)
Total other expense, net	(44,629)	(430)	(4,008)		(49,067)
Net income (loss) before income tax expense	17,149	(7,560)	(4,008)		5,581
Income tax expense	69	—	—		69
Net income (loss)	$17,080	$(7,560)	$(4,008)		$5,512

Net loss per limited partner common unit:
Basic and diluted	$(0.36)		$(0.24)	(d)	$(0.60)
Weighted-average number of limited partner common units outstanding:
Basic and diluted	36,813		4,925	(d)	41,738

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
(1) Basis of Presentation
The unaudited pro forma combined financial statements of Enviva Partners, LP and subsidiaries (“we,” “us,” “our,” or the “Partnership”) consist of a combined balance sheet at June 30, 2021 and combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, which reflect our acquisition on July 1, 2021 of all of the issued and outstanding limited liability company interests in Enviva JV2 Holdings, LLC (“JV2 Holdings), the direct owner of Enviva Pellets Lucedale, LLC (“Lucedale”), Enviva Port of Pascagoula, LLC (“Pascagoula”) and Enviva Development Finance Company, LLC (“Development Finance”). We refer to this acquisition as the “Lucedale-Pascagoula Acquisitions.” In connection with the Lucedale-Pascagoula Acquisitions, Enviva Holdings, LP, a Delaware limited partnership (the “sponsor”), assigned to us certain of its rights and obligations under certain off-take and related shipping contracts. JV2 Holdings was a wholly owned subsidiary of Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”). DevCo is a wholly owned subsidiary of the sponsor. The unaudited pro forma combined financial statements of the Partnership also reflect borrowings under our senior secured revolving credit facility on July 1, 2021 related to the Lucedale-Pascagoula Acquisitions.
The unaudited pro forma combined financial statements included herein have been derived from the following historical financial statements:
•the audited consolidated statements of operations of the Partnership for the year ended December 31, 2020 and 2019;
•the unaudited condensed consolidated financial statements of the Partnership at June 30, 2021 and for the six months ended June 30, 2021 and 2020;
•the audited combined statements of operations of Lucedale, Pascagoula and Development Finance for the years ended December 31, 2020 and 2019;
•the unaudited condensed consolidated financial statements of JV2 Holdings at June 30, 2021 and for the six months ended June 30, 2021.
The unaudited condensed consolidated statement of operations of the Partnership for the six months ended June 30, 2021 includes approximately $0.8 million of general and administrative expense for transaction costs that will not recur beyond July 1, 2022, which is 12 months after the Lucedale-Pascagoula Acquisitions closing on July 1, 2021.
The unaudited pro forma combined balance sheet has been prepared as if the Lucedale-Pascagoula Acquisitions had occurred on June 30, 2021. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 have been prepared as if the Lucedale-Pascagoula Acquisitions had occurred on January 1, 2020. The unaudited pro forma combined financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021, the audited combined financial statements of Lucedale, Pascagoula and Development Finance as of and for the years ended December 31, 2020 and 2019 and the unaudited condensed consolidated financial statements of JV2 Holdings at June 30, 2021 and for the six months ended June 30, 2021 and 2020.
The pro forma combined financial statements do not necessarily reflect what the Partnership’s combined financial condition or results of operations would have been had the acquisition and the related financing occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Partnership. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Contribution and Distribution Agreements
On June 3, 2021, Enviva, LP (“ELP”), a wholly owned subsidiary of the Partnership, entered into a contribution agreement (the “Contribution Agreement”) with the sponsor and DevCo pursuant to which DevCo agreed to sell to ELP all of the limited liability company interests of JV2 Holdings for total consideration of $260.0 million, subject to certain adjustments. On July 1, 2021, the Partnership paid total cash consideration of $260.4 million in connection with the closing of the Lucedale-Pascagoula Acquisitions in part to DevCo and in part to satisfy certain payment obligations of DevCo.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
On June 3, 2021, JV2 Holdings and DevCo into entered into a distribution agreement to which DevCo agreed and distributed to JV2 Holdings all of the issued and outstanding limited liability company interests in Lucedale, Pascagoula and Development Finance. On July 1, 2021, JV2 Holdings distributed to ELP all of the issued and outstanding limited liability company interests in Lucedale, Pascagoula and Development Finance. On July 2, 2021, JV2 Holdings was dissolved.
Lucedale is constructing a wood pellet production plant in Lucedale, Mississippi and Pascagoula is constructing a deep-water marine terminal at the Port of Pascagoula, Mississippi. Development Finance was formed to purchase and hold bonds from Mississippi Business Finance Corporation, which assists in the financing of eligible projects by serving as a conduit within the finance structure. The proceeds from these bonds pay for eligible project-related purchases by Pascagoula to exempt them from applicable sales and use taxes.
Lucedale is constructing a wood pellet production plant in Lucedale, Mississippi (the “Lucedale plant”) with a nameplate capacity of 750,000 metric tons per year (“MTPY”). The Partnership expects to further invest $59.0 million in remaining construction capital expenditures. The acquisition of the Lucedale plant includes an embedded, fully permitted option to expand the Lucedale plant by about 300,000 MTPY for approximately $60.0 million in estimated costs.
Pascagoula is constructing a deep-water marine terminal at the Port of Pascagoula, Mississippi (the “Pascagoula terminal”). The Partnership expects to further invest $26.0 million in remaining construction capital expenditures. The Pascagoula terminal is expected to have total throughput capacity of 3.0 million MTPY when fully constructed, allowing for throughput from multiple plants.
At the closing of the Lucedale-Pascagoula Acquisitions on July 1, 2021, we entered into an agreement with Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the sponsor (“Enviva Management Company”), pursuant to which (i) an aggregate of approximately $53.0 million in management services and other fees that otherwise would be owed by us under our management services agreement with Enviva Management Company will be waived with respect to the period from July 1, 2021 through December 31, 2023 and (ii) Enviva Management Company will continue to waive certain management services and other fees up to approximately $4.0 million during January 1, 2022 through December 31, 2024 unless and until the Lucedale plant’s production volumes equal or exceed 62,500 metric tons in any calendar month, in each case, to provide cash flow support to the Partnership during the ramp period from which commercial operations occurs.
On July 1, 2021, we also entered into a Make-Whole Agreement with the sponsor, pursuant to which the sponsor will (i) reimburse us for any construction delays, cost overruns and production shortfalls and (ii) guarantee a minimum throughput volume at the Pascagoula terminal for 20 years.
Pursuant to the Contribution Agreement and the Lucedale-Pascagoula Acquisitions, on July 1, 2021, the sponsor assigned three biomass off-take agreements to us (collectively, the “Associated Off-Take Contracts”). The Associated Off-Take Contracts represent incremental deliveries of 630,000 MTPY to Japan, mature between 2034 and 2045 and have an aggregate revenue backlog of $1.9 billion. The sponsor also assigned three fixed-rate shipping contracts to us. The assigned shipping contracts were assigned to facilitate transportation of those produced wood pellets in order to deliver the volumes under the Associated Off-Take Contracts.
The Lucedale-Pascagoula Acquisitions were deemed a transaction among entities under common control and accounted for on the carryover basis of accounting on July 1, 2021, the date of acquisition.
Financing
•We issued 4,925,000 common units at a price of $45.50 per common unit for total net proceeds of $214.5 million, after deducting $9.5 million of issuance costs, in June 2021.
•We borrowed $216.6 million under our existing senior secured revolving credit facility on July 1, 2021.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements (Continued)
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)
(2) Pro Forma Adjustments and Assumptions
The pro forma adjustments are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions ultimately may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the transactions on the dates indicated or that could be achieved in the future.
The Lucedale-Pascagoula Acquisitions were deemed a transaction among entities under common control and accounted for on the carryover basis of accounting on July 1, 2021, the date of acquisition. If any recognized consideration transferred in such a transaction exceeds the carrying value of the net assets acquired, the excess is treated as a capital distribution to the General Partner.
Adjustments to the Unaudited Pro Forma Combined Balance Sheet:
(a) Reflects approximately $216.6 million gross cash proceeds from borrowings under our existing senior secured revolving credit facility.
(b) Reflects the contribution of all of the issued and outstanding limited liability interests of JV2 Holdings for a purchase price of $259.5 million, after all adjustments. The $67.7 million excess consideration over JV2 Holdings’ net assets of $191.8 million is included in General Partner interests. Estimated transaction costs of $0.6 million are included in accrued and other current liabilities.
Adjustments to the Unaudited Pro Forma Combined Statements of Operations:
(c) Reflects interest expense as a result of approximately $216.6 million gross cash proceeds from borrowings under our existing senior secured revolving credit facility.
(d) Reflects the calculation of earnings per limited partner common unit and weighted average basic and diluted limited partner common units outstanding assuming the 4,925,000 common units issued in June 2021 were outstanding as of January 1, 2020.